Exhibit 99.1

Investor Contact:

George Gresham

Chief Financial Officer

(866) 979-1996

investor@netspend.com

Media Contact:

Brad Russell

Corporate Communications

(512) 539-5932

brussell@netspend.com

NetSpend Holdings, Inc. Reports First Quarter 2011 Results

NetSpend Enters Into Strategic Alliance with BET Networks

Austin, TX — May 5, 2011 — NetSpend Holdings, Inc. (“NetSpend”) (NASDAQ:NTSP) today announced financial results for the quarter ended March 31, 2011.

Q1 2011 Highlights:

•                  Number of active cards with direct deposit up 36% to 834,000 as of March 31, 2011 as compared to 611,000 as of March 31, 2010

•                  Percentage of active cards(1) with direct deposit of 36% as of March 31, 2011 as compared to 29% as of March 31, 2010

•                  GPR card revenues up 19% to $80.2 million in Q1 2011 as compared to $67.4 million in Q1 2010

•                  GAAP net income up 68% to $7.8 million in Q1 2011 as compared to $4.6 million in Q1 2010

•                  Adjusted EBITDA(2) up 17% in Q1 2011 to $20.1 million as compared to $17.2 in Q1 2010

•                  Fully Diluted Earnings Per Share up 60% in Q1 2011 to $0.08 as compared to $0.05 in Q1 2010

•                  Adjusted Diluted Net Income Per Share up 10% in Q1 2011 to $0.11 as compared to $0.10 in Q1 2010

•                  Gross Dollar Volume (GDV) of $3.2 billion during Q1 2011 as compared to $2.6 billion during Q1 2010

Refer to our Annual Report on Form 10-K filed on March 2, 2011 for a description of key business metrics.

“Our first quarter results are a reflection of our continued focus on key revenue and business drivers—most notably direct deposit enrollments which we were able to grow significantly from our previous year benchmark,” said Dan Henry, chief executive officer of NetSpend.  “In addition to today’s financial results, we are pleased to announce that we have entered into a new strategic alliance with BET Networks, the leading provider of media and entertainment for African Americans, to provide financial solutions to its audience.”

(1) The number of active cards as of March 31, 2011 was 2.3 million as compared to 2.1 million as of March 31, 2010.

(2) Reconciliations of Adjusted EBITDA and Adjusted Net Income to net income are provided in the tables immediately following the consolidated statements of cash flows.  Additional information about the Company’s non-GAAP financial measures can be found under the caption “About Non-GAAP Financial Measures.”

Pursuant to NetSpend’s agreement with BET, NetSpend and BET are jointly developing a GPR card program to serve underbanked African American consumers in the U.S.  The program will be marketed through BET’s media channels, which include cable networks that combined reach over 90 million U.S. households.

Fiscal First Quarter 2011 Results

Revenues were $80.8 million for the quarter ended March 31, 2011, an increase of approximately 16% over the $69.5 million of revenues recorded in the same quarter of 2010. This increase was due primarily to an increase in the number of active cards of approximately 10% and a 36% increase in NetSpend’s direct deposit customer base, offset in part by the decline in gift card related revenue due to NetSpend’s decision in 2008 to cease marketing gift cards. Gift card revenue declined approximately $1.5 million to $0.6 million in the first quarter of 2011.

Net income was $7.8 million, an increase of 68% over net income of $4.6 million for the quarter ended March 31, 2010. NetSpend’s net income for the quarter ended March 31, 2011 includes an aggregate amount of $9.2 million of net interest expense, income tax expense, and depreciation and amortization.  Net income for the quarter ended March 31, 2011 also includes approximately $3.2 million in stock-based compensation expense. For the quarter ended March 31, 2010, the comparable amount of net interest expense, income tax expense, and depreciation and amortization was $7.1 million, and NetSpend incurred approximately $1.5 million in stock-based compensation.  In addition, in the quarter ended March 31, 2010, NetSpend recognized a $4.0 million contingent loss related to a patent infringement dispute.

2011 Outlook

NetSpend reported that it expects full year 2011 revenue to be between $323 and $333 million.  Based on NetSpend’s intention to make a specific investment in the BET program, the Company now expects adjusted EBITDA to fall between $83 and $88 million and its adjusted net income per fully diluted share to be between $0.43 and $0.48.

The foregoing expectations reflect the following assumptions:

•                  An effective tax rate of approximately 40%;

•                  Non-cash equity compensation of between approximately $9.5 and $10.5 million;

•                  Cash outlays for capital expenditures for the full year of between approximately $7 and $9 million;

•                  An effective cost of debt capital of approximately 3.5%; and

•                  Fully diluted shares outstanding for the full year of approximately 95 million.

Investor Conference Call and Webcast

NetSpend will host an investor conference call to discuss its first quarter 2011 results today, May 5, 2011, at 5:00 p.m. EDT. The conference call can be accessed live over the phone by dialing (877) 853-5634 or for international callers (707) 287-9375. A replay will be available approximately two hours after the call and can be accessed by dialing (800) 642-1687 or (706) 645-9291 for international callers; the conference ID is 61772553. The call will be webcast live from NetSpend’s website at http://investor.netspend.com.

Non-GAAP Financial Information

To supplement NetSpend’s consolidated financial statements presented in accordance with United States Generally Accepted Accounting Principles (“GAAP”), this press release includes EBITDA, Adjusted EBITDA and Adjusted Net Income. EBITDA, Adjusted EBITDA and Adjusted Net Income are not measures of financial performance under GAAP. Accordingly, they should not be considered a substitute for net income, operating income or other income or cash flow data prepared in accordance with GAAP. These non-GAAP financial measures may be different from similarly-titled non-GAAP financial measures used by other companies.  We believe that the presentation of these non-GAAP financial measures provides useful information to management and investors regarding underlying trends in NetSpend’s business and provides improved comparability between periods in different years.  Reconciliations between GAAP measures and non-GAAP measures and between actual results and adjusted results are provided at the end of this press release.

Cautionary Note Regarding Forward-Looking Statements

This press release may be deemed to contain forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended, and Rule 3(b)-6 under the Securities Exchange Act of 1934, as amended. These statements include, among other things, statements regarding future events that involve risks and uncertainties. Actual results may differ materially from those contained in the forward-looking statements contained in this release, and reported results should not be considered as an indication of future performance. NetSpend cautions you that reliance on any forward-looking statement involves risks and uncertainties and that although NetSpend believes that the assumptions on which the forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate, and, as a result, the forward-looking statements based on those assumptions could be materially incorrect.  These factors include but are not limited to:

•      NetSpend’s dependence on a limited number of distributors of its products;

•      increasing competition in the prepaid card industry;

•      exposure to cardholder and other losses;

•      NetSpend’s reliance on its relationships with its issuing banks;

•      future actions against, or restrictions imposed upon, MetaBank by OTS;

•      regulatory, legislative and judicial developments in NetSpend’s operations area;

•      changes in regulations impacting interchange fees;

•      changes in card association or network rules;

•      NetSpend’s ability to protect against unauthorized disclosure of cardholder data;

•      fluctuations in customer retention rates;

•      general economic conditions;

•      NetSpend’s ability to promote its brand;

•      NetSpend’s reliance on payment processors and service providers;

•      changes in NetSpend’s relationships with its issuing banks; and

•      NetSpend’s ability to protect its intellectual property rights.

The potential risks and uncertainties that could cause actual results to differ from those projected are discussed in greater detail in NetSpend’s filings, which are available on NetSpend’s website at www.netspend.com and on the SEC website at www.sec.gov. All information provided in this release and in the attachments is as of May 5, 2011, and, except as required by law, NetSpend does not intend to update this information as a result of future events or developments.

About NetSpend

NetSpend Holdings, Inc., based in Austin, Texas, is a leading provider of general-purpose reloadable prepaid debit cards to underbanked consumers in the United States. NetSpend is one of the largest dedicated providers of GPR cards in the U.S., focused on providing the estimated 60 million underbanked U.S. consumers with innovative and affordable financial products. More information about NetSpend can be found at http://www.netspend.com.

NetSpend Holdings, Inc.

Condensed Consolidated Statements of Operations

Three Months Ended March 31, 2011 and 2010

(Unaudited)

	Three Months Ended
	March 31,
	2011	2010
	(in thousands, except per share data)

Operating Revenues	$80,750	$69,520

Operating Expenses
Direct operating costs	40,133	32,713
Salaries, benefits and other personnel costs	14,933	13,079
Advertising, marketing and promotion costs	3,585	3,841
Other general and administrative costs	5,167	4,212
Depreciation and amortization	3,698	2,779
Other losses	—	4,000
Total operating expenses	67,516	60,624

Operating income	13,234	8,896

Other Income (Expense)
Interest income	20	6
Interest expense	(503)	(1,012)
Total other expense	(483)	(1,006)

Income before income taxes	12,751	7,890

Provision for income taxes	4,972	3,272

Net income	$7,779	$4,618

Net income per share of common stock:
Basic	$0.08	$0.05
Diluted	$0.08	$0.05
Shares used in the computation of earnings per share:
Basic	88,183	85,357
Diluted	93,682	86,391

NetSpend Holdings, Inc.

Condensed Consolidated Balance Sheets

As of March 31, 2011 and December 31, 2010

	March 31,	December 31,
	2011	2010
	(Unaudited)
	(in thousands, except share and per share data)
Assets
Current assets
Cash and cash equivalents	$73,725	$67,501
Accounts receivable, net of allowance for doubtful accounts of $211 and $147 as of March 31, 2011 and December 31, 2010, respectively	6,062	5,441
Prepaid card supply	1,374	1,605
Prepaid expenses	2,501	2,380
Other current assets	994	1,007
Deferred tax assets	3,982	3,916
Total current assets	88,638	81,850

Property and equipment, net	21,385	21,007
Goodwill	128,567	128,567
Intangible assets	24,858	25,739
Long-term investment	2,473	2,067
Other assets	5,706	4,673
Total assets	$271,627	$263,903

Liabilities & Stockholders’ Equity
Current liabilities
Accounts payable	$2,275	$2,850
Accrued expenses	21,122	25,067
Income tax payable	3,291	332
Cardholders’ reserve	5,219	4,789
Deferred revenue	1,094	1,333
Capital lease	1,026	1,354
Total current liabilities	34,027	35,725

Long-term debt	58,500	58,500
Deferred tax liabilities	8,257	9,855
Other non-current liabilities	3,072	3,007
Total liabilities	103,856	107,087

Total stockholders’ equity	167,771	156,816

Total liabilities & stockholders’ equity	$271,627	$263,903

NetSpend Holdings, Inc.

Condensed Consolidated Statements of Cash Flows

Three Months Ended March 31, 2011 and 2010

(Unaudited)

	March 31,	March 31,
	2011	2010
	(in thousands of dollars)

Cash flows from operating activities
Net income	$7,779	$4,618
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	3,698	2,779
Amortization of debt issuance costs	81	134
Stock-based compensation	3,162	1,503
Tax benefit associated with stock options	(2)	—
Provision for cardholder losses	3,326	1,613
Deferred income taxes	(1,664)	(1,295)
Changes in operating assets and liabilities
Accounts receivable	(621)	(44)
Prepaid card supply	231	247
Prepaid expenses	(121)	590
Other current assets	13	315
Other long-term assets	(1,114)	(114)
Accounts payable and accrued expenses	(4,520)	2,756
Income tax payable	2,961	4,183
Cardholders’ reserve	(2,896)	(1,312)
Other liabilities	(174)	(299)
Net cash provided by operating activities	10,139	15,674

Cash flows from investing activities
Purchases of property and equipment	(3,195)	(1,930)
Long-term investment	—	(3,210)
Net cash used in investing activities	(3,195)	(5,140)

Cash flows from financing activities
Dividend equivalents paid	(353)	(176)
Proceeds from the exercise of stock options	54	69
Tax benefit associated with stock options	2	—
Issuance costs of public offering	(95)	—
Principal payments on debt	(328)	(12,121)
Treasury stock purchase	—	(5,670)
Net cash used in financing activities	(720)	(17,898)

Net change in cash and cash equivalents	6,224	(7,364)

Cash and cash equivalents at beginning of period	67,501	21,154
Cash and cash equivalents at end of period	$73,725	$13,790

Supplemental disclosure of cash flow information:
Cash paid for interest	$871	$954
Cash paid for income taxes	3,634	189

NetSpend Holdings, Inc.

Reconciliation of Adjusted EBITDA to Net Income

For the Three Months Ended March 31, 2011 and 2010

(Unaudited)

	Three Months Ended
	March 31,
	2011	2010

Net income	$7,779	$4,618

Interest income	(20)	(6)
Interest expense	503	1,012
Income tax expense	4,972	3,272
Depreciation and amortization	3,698	2,779
EBITDA	16,932	11,675

Stock-based compensation expense	3,162	1,503
Other losses	—	4,000
Adjusted EBITDA (1)(3)	$20,094	$17,178

NetSpend Holdings, Inc.

Reconciliation of Adjusted Net Income to Net Income

For the Three Months Ended March 31, 2011 and 2010

(Unaudited)

	Three Months Ended
	March 31,
	2011	2010

Net income	$7,779	$4,618

Stock-based compensation expense	3,162	1,503
Amortization of intangibles	881	788
Other losses	—	4,000
Total pre-tax adjustments	4,043	6,291

Tax rate	39.0%	39.6%
Tax adjustment	1,577	2,492

Adjusted net income (2)(3)	$10,245	$8,417

Adjusted net income per share:
Basic	$0.12	$0.10
Diluted	$0.11	$0.10

(1)           We use a non-GAAP financial metric that we label “Adjusted EBITDA” to evaluate our financial performance. We compute Adjusted EBITDA by adjusting net income or net loss to remove the effect of income and expenses related to interest, taxes, depreciation and amortization, or EBITDA, and then adjusting for stock-based compensation, and other non-recurring gains and losses. We believe that Adjusted EBITDA is an important metric for the following reasons:

•                  It provides a meaningful comparison of our operating results over several periods because it removes the impact of income and expense items that are not a direct result of our core operations, such as goodwill and intangible impairments, legal settlements and one-time settlement gains and losses on the early extinguishment of long-term debt;

•                  We use it as a tool to assist in our planning for the effect of strategic operating decisions and for the prediction of future operating results;

•                  We use it to evaluate our capacity to incur and service debt, fund capital expenditures and expand our business.

Other losses during the three months ended March 31, 2010 relate to a $4.0 million contingent loss related to a patent infringement dispute, which was later adjusted to $3.5 million in a subsequent period when the dispute was settled.

(2)           In addition to Adjusted EBITDA, we use a second non-GAAP financial metric that we label “Adjusted Net Income” to evaluate our financial performance. We compute Adjusted Net Income by adjusting net income or net loss to remove tax-effected amortization expense, stock-based compensation and other non-recurring gains and losses.  We believe that Adjusted Net Income is an important metric that is useful to our board of directors, management and investors for the following reasons:

•                  Assets being depreciated will often have to be replaced in the future and Adjusted EBITDA does not reflect any expenditure for these items;

•                  Adjusted EBITDA does not reflect the significant interest expense, or the payments necessary to service interest payments on our debt;

•                  Adjusted Net Income provides a meaningful comparison of our operating results over several periods because it removes the impact of income and expense items that are not a direct result of our core operations, such as goodwill and intangible impairments, legal settlements, one-time settlement gains and losses on the early extinguishment of long-term debt; and

•                  It functions as a threshold target for our company-wide employee bonus compensation; and

•                  We believe Adjusted Net Income measurements are used by investors as a supplemental measure to evaluate the overall operating performance of companies in our industry.

Other losses during the three months ended March 31, 2010 relate to a $4.0 million contingent loss related to a patent infringement dispute, which was later adjusted to $3.5 million in a subsequent period when the dispute was settled.

(3)           By providing this non-GAAP financial measure, together with the above reconciliation, we believe we are enhancing investors’ understanding of our business and our results of operations, as well as assisting investors in evaluating how well we are executing strategic initiatives.  Our Adjusted EBITDA and Adjusted Net Income are not necessarily comparable to what other companies define as Adjusted EBITDA and Adjusted Net Income. In addition, Adjusted EBITDA and Adjusted Net Income are not measures defined by U.S. GAAP and should not be considered as substitutes for or alternatives to net income, operating income, cash flows from operating activities or other financial information as determined by U.S. GAAP. Our presentation of Adjusted EBITDA and Adjusted Net Income should not be construed as an implication that our future results will be unaffected by unusual or non-recurring items.